SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 27, 2000


                         ARIZONA PUBLIC SERVICE COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Arizona                      1-4473                  86-0011170
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona          85004
--------------------------------------------------------        ----------
         (Address of principal executive offices)               (Zip Code)


                                 (602) 250-1000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                      NONE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

STATE REGULATORY MATTERS

     SETTLEMENT AGREEMENT

     As previously reported, in December 1999 two parties filed lawsuits challenging the Arizona Corporation Commission ("ACC") approval of a comprehensive Settlement Agreement between Arizona Public Service Company (the "Company") and various parties relating to the implementation of retail electric competition. See Note 6 of Notes to Condensed Financial Statements in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 (the "September 2000 10-Q"). With respect to one of the appeals, on December 26, 2000, the Court of Appeals affirmed the ACC's approval of the Settlement Agreement. The other appeal, which raises a number of different issues, is still pending a decision from the court.

     RETAIL ELECTRIC COMPETITION RULES

     On November 27, 2000, a Maricopa County Superior Court judge issued a final judgment holding that the Retail Electric Competition Rules (the "Rules") are unconstitutional and unlawful in their entirety due to failure to establish fair value rate base and because certain of the Rules were not submitted to the Arizona Attorney General for certification. See Note 6 of Notes to Condensed Financial Statements in the Company's September 2000 10-Q for a discussion of the judge's preliminary rulings in this matter. The judgment also invalidates all ACC orders authorizing competitive electric service providers in Arizona. We do not believe the ruling affects the Settlement Agreement with the ACC. The Settlement Agreement was not at issue in the consolidated cases before the judge. Further, the ACC made findings related to the fair value of the Company's property in the order approving the Settlement Agreement.

     The ACC and other parties aligned with the ACC have appealed the ruling to the Court of Appeals, as a result of which the ruling is automatically stayed pending further judicial review.

     COMPANY RESTRUCTURING

     The Settlement Agreement and the Rules require us to transfer our generating assets and competitive services, including wholesale power marketing and trading activities, to one or more corporate affiliates. Subject to the receipt of requisite non-ACC approvals, we plan to move certain of our non-nuclear generating facilities and related assets, as well as certain employees of our generation business unit, to Pinnacle West Energy Corporation ("PWEC"), a subsidiary of Pinnacle West Capital Corporation ("Pinnacle West"), during the first half of 2001. Wholesale power marketing and trading activities are expected to be moved from the Company to Pinnacle West during that same period.

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
FORWARD-LOOKING STATEMENTS

     The above discussion contains forward-looking statements that involve risks and uncertainties. Words such as "estimates," "expects," "anticipates," "plans," "believes," "projects," and similar expressions identify forward-looking statements. These risks and uncertainties include, but are not limited to, the ongoing restructuring of the electric industry; the outcome of the regulatory proceedings relating to the restructuring; regulatory, tax, and environmental legislation; our ability to successfully compete outside traditional regulated markets; regional economic conditions, which could affect customer growth; the cost of debt and equity capital; weather variations affecting customer usage; technological developments in the electric industry; and the successful completion of large-scale construction projects. These factors and the other matters discussed above may cause future results to differ materially from historical results, or from results or outcomes we currently expect or seek.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)



Dated: January 10, 2001                 By: Michael V. Palmeri
                                            ------------------------------------
                                            Michael V. Palmeri
                                            Vice President, Finance

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